  Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-280685
PROSPECTUS SUPPLEMENT
(To prospectus dated August 29, 2024 and prospectus supplement dated August 30, 2024)
Up to $50,000,000
Common Stock
We have entered into an At the Market Offering Agreement dated as of August 30, 2024 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent” or “Wainwright”), relating to the sale of shares of our common stock, $0.001 par value per share. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock through Sales Agent acting as sales agent. Pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000.
Our common stock is listed on the NYSE American Stock Exchange (“NYSE American”) under the symbol “WWR.” On March 18, 2025, the last reported sale price of our common stock on the NYSE American was $0.61 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)including sales made directly on or through NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the Sales Agreement, Sales Agent is not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with against certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.
Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risks set forth in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, for a discussion of certain risks that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
H.C. Wainwright & Co.
The date of this prospectus supplement is March 21, 2025

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-280685) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on August 29, 2024. Under this shelf registration process, we may, from time to time, offer common stock, debt securities, warrants and units, of which this offering is a part.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 29, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.
We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and any related free writing prospectus we prepare or authorize, and neither we nor the Sales Agent takes any responsibility for any other information that others may give you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.
You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the front cover of this documents, or that the information contained in the accompanying prospectus and any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws.
With the exception of historical matters, the matters discussed in this prospectus supplement are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, access to capital, financing activities, the timing or occurrence of any future drilling or production from the Company’s properties, economic conditions, the strategic goals of the business, costs of any phase of development or operational line at the Kellyton Graphite Plant and estimated construction and commissioning timelines and completion dates, the start date for the mining of the Coosa Graphite Deposit, and the Company’s anticipated cash burn rate and capital requirements. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” “target” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others:
•
the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium;

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the effects, extent and timing of the entry of additional competition in the markets in which we operate;

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our ability to obtain and maintain contracts or other agreements with customers;

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available sources and transportation of graphite feedstock;

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the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton Graphite Plant;

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the ability to construct and operate the Kellyton Graphite Plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives;

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the effects of inflation, including labor shortages and supply chain disruptions;

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rising interest rates and the associated impact on the availability and cost of financing sources;

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the availability and supply of equipment and materials needed to construct the Kellyton Graphite Plant;

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stock price volatility;

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government regulation of the mining and manufacturing industries in the United States;

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unanticipated geopolitical, geological, processing, regulatory and legal or other problems we may encounter;

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the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

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any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the minerals;

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our ability to finance growth plans;

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our ability to obtain and maintain rights of ownership or access to our mining properties;

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currently pending or new litigation or arbitration; and

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our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

In addition, other factors are described in our Annual Report, and the other reports we file with the SEC. You should consider the risks described in the “Risk Factors” section of our most recent Annual Report and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement.
Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth herein, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.
In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus supplement, accompanying prospectus, or any document incorporated by reference in this prospectus supplement. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus might not occur.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about Westwater Resources, Inc. and this offering of common stock. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Westwater Resources, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.
About Westwater Resources, Inc.
Westwater Resources, Inc., originally incorporated in 1977, is an energy technology company focused on developing battery-grade natural graphite materials through its two primary projects, the Kellyton Graphite Plant and the Coosa Graphite Deposit, both located in Coosa County, Alabama. Westwater expects the Kellyton Graphite Plant to process natural flake graphite and, based on current studies and estimates, produce 12,500 metric tons (“mt”) per year of CSPG in Phase I of the Kellyton Graphite Plant, primarily for use in lithium-ion batteries. Westwater also holds mineral rights to explore and potentially mine the Coosa Graphite Deposit, which Westwater anticipates will eventually provide natural graphite flake concentrate to the Kellyton Graphite Plant.
Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”
The Offering
The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Securities — Common Stock” in the accompanying prospectus.
Common stock offered by us pursuant to this prospectus supplement
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding after this offering(1)
Up to 153,366,721 shares, assuming sales at a price of $0.61 per share, which was the closing price of our common stock on the NYSE American on March 18, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through Wainwright as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement for more information.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital. See “Use of Proceeds” on page S-9 of this prospectus supplement for more information.

Risk Factors
An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our common stock.
Stock Exchange Listing
Our common stock is listed on the NYSE American under the symbol “WWR.”

(1)
The number of shares of common stock is based on 71,399,508 shares outstanding as of March 18, 2025, and excludes, as of March 18, 2025, 649,345 shares of common stock issuable upon the exercise of outstanding options, 2,651,330 shares of common stock issuable upon the vesting of outstanding restricted stock units, 56,803 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended, and 114,429 additional shares of common stock reserved for future issuance under our Employment Inducement Incentive Award Plan, and 6,695,229 currently registered for resale in connection with the Purchase Agreement with Lincoln Park Capital Fund dated August 30, 2024.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.
Risks Related to this Offering
There is substantial doubt about our ability to continue as a going concern.
The consolidated financial statements incorporated by reference have been prepared assuming the Company will continue as a going concern. This assumes continuing operations and the realization of assets and liabilities in the normal course of business.
We have incurred significant losses since ceasing production of uranium in 2009 and expect to continue to incur losses as a result of costs and expenses related to maintaining our properties and general and administrative expenses. As of December 31, 2024, we had negative net working capital of approximately $6.9 million, cash of approximately $4.3 million and an accumulated deficit of approximately $373.7 million. As a result of our evaluation of the Company’s liquidity for the next twelve months, we have included a discussion about our ability to continue as a going concern in our consolidated financial statements, and our independent auditor’s report for the year ended December 31, 2024, includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” Our capital needs have, in recent years, been funded through sales of our equity securities. In the event we are unable to raise sufficient additional funds, we may be required to further delay, reduce or severely curtail our operations or otherwise reduce our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition, long-term prospects and ability to continue as a viable business.
Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices per share, and as a result, may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decrease in the value of the shares of our common stock that they purchase in this offering as a result of sales made at prices lower than the prices that they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent after our instructions will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares of our common stock, and the demand for our common stock during the sales period. Because the price per share of each share of our common stock sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The sale or issuance of our common stock may cause dilution and the sale of the shares of common stock could cause the price of our common stock to fall.
We are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.
We may sell our common stock or other securities at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Depending on market liquidity at the time, sales of such shares or other securities may cause the trading price of our common stock to fall.
Our stock price has been and may continue to be volatile and may fluctuate significantly, which may adversely impact investor confidence and results and increase the likelihood of securities class action litigation.
Our common stock price has experienced substantial volatility in the past and may remain volatile in the future. For example, during 2024, the sale price of our common stock ranged from a high of $0.86 per share to a low of $0.41 per share. Volatility in our stock price can be driven by many factors including, but not limited to, general market conditions, market conditions in the energy materials industry, announcements that we may make regarding our business plans or strategy, including announcements concerning our anticipated battery-graphite business, the substantial increase in the sale and issuance of shares of our common stock to finance our operations and the accuracy of expectations and predictions of financial analysts and the market as they pertain to our future business prospects. In addition, the price of our common stock may increase or decrease substantially for reasons unrelated to our operating performance or prospects. If our common stock continues to experience substantial price volatility, any shares investors purchase may rapidly lose some or substantially all of their value.
Stockholders of a public company sometimes bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay damages, which could have a material adverse effect on our results of operations and financial condition.
Furthermore, our ability to raise funds through the issuance of equity or otherwise use our common stock as consideration is impacted by the price of our common stock. A low stock price may adversely impact our ability to fund our operating and growth plans, including Phase I of the Kellyton Graphite Plant, which would harm our business and prospects.

Terms of subsequent financings may adversely impact holders of our securities.
In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, holders of our securities’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of holders of our other securities until the debt is paid. Interest on these debt securities would increase financing and interest costs and could negatively impact our operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.
Stockholders would be diluted if we use common stock to raise capital, and the perception that such sales may occur, could cause the price of our common stock to fall.
We plan to seek additional capital to carry out our business plan. This financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Any issuance of additional shares of our common stock could be dilutive to existing holders of our securities and could adversely affect the market price of our common stock.
The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.
The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.
USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time pursuant to this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital.
Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we expect to invest them in short-term investments.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement, dated as of August 30, 2024, under which we may offer and sell shares of our common stock from time to time through Wainwright as the Sales Agent. Pursuant to this prospectus supplement, and the accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000.
The Sales Agreement provides that sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.
Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.
Settlement for sales of common stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $1,500 per due diligence update session conducted, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.
In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.
The offering of our shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.
To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.
The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement was filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on August 30, 2024, and such agreement is incorporated by reference into the registration statement of which this prospectus supplement forms a part and filed as an exhibit to our Annual Report on Form 10-K. See “Where You Can Find More Information” in this prospectus supplement for more information.
LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Holland & Hart LLP, Denver, Colorado. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.
EXPERTS
The consolidated financial statements of Westwater Resources, Inc. (the “Company”) as of December 31, 2024 and 2023 and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We will also provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement (including exhibits to those documents specifically incorporated) by making a written or oral request directed to:
Westwater Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0516
The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.westwaterresources.net. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.
We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Preliminary Proxy Statement on Schedule 14A, filed with the SEC March 21, 2025;

•
our Current Reports on Form 8-K filed with the SEC on January 28, 2025, March 21, 2025; and

•
the description of our common stock contained in our Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025, and including any amendments or reports filed for the purpose of updating the description.

These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PROSPECTUS
$150,000,000
Common Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer common stock upon conversion of debt securities or upon the exercise of warrants.
We may sell the securities in the same offering or in separate offerings, directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution.”
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Implications of Being a Smaller Reporting Company.”
Our common stock is listed on the NYSE American Stock Exchange (“NYSE American”) under the symbol “WWR.” On August 23, 2024, the last reported sale price of our common stock on the NYSE American was $0.51 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million. As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $32,113,822, which was calculated based on 57,346,110 shares of our common stock outstanding held by non-affiliates as of August 23, 2024 and at a price of $0.56 per share, the closing price of our common stock on July 17, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold aggregate gross proceeds of $2,597,854 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 7 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $150,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering, and may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; a discussion of risks or other special considerations applicable to us or the offered securities; and the other specific terms related to the offering of the securities.
A prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Please also carefully read both this prospectus and the related prospectus supplement and, if applicable, any “free writing prospectus” in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus before making an investment decision.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

DEFINITIONS
When used in this prospectus, the following terms have the meaning indicated unless noted otherwise.
Term	Meaning
Annual Report	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024
Board	The Board of Directors of Westwater Resources, Inc.
Coosa Graphite Deposit	The Company’s graphite mineral deposit located near Rockford, Alabama.
CSPG	Coated spherical purified graphite.
Exchange Act	The Securities Exchange Act of 1934, as amended.
graphite	A naturally occurring carbon material with electrical properties that enhance the performance of electrical storage batteries, listed on the U.S. Critical Minerals List and the EU Critical Raw Materials List.
Kellyton Graphite Plant	The Company’s planned battery-grade graphite processing facility near Kellyton, Alabama.
SEC	Securities and Exchange Commission.
Securities Act	The Securities Act of 1933, as amended.
spot price	The price at which a mineral commodity may be purchased for delivery within one year.
vanadium	A rare-earth metal used as a strengthening alloy in steelmaking, and in certain types of batteries, listed on the U.S. Critical Minerals List.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information contained or incorporated by reference in the registration statement and its exhibits filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We will also provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated) by making a written or oral request directed to:
Westwater Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0516
The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.westwaterresources.net. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.
We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, filed with the SEC on May 14, 2024, and June 30, 2024, filed with the SEC on August 14, 2024;

•
our Current Reports on Form 8-K filed with the SEC on February 5, 2024, May 15, 2024, May 31, 2024, and July 18, 2024; and

•
the description of our common stock contained in our Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, and including any amendments or reports filed for the purpose of updating the description.

These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, and the documents we have incorporated by reference contain forward-looking statements.
With the exception of historical matters, the matters discussed in this prospectus are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, access to capital, financing activities, the timing or occurrence of any future drilling or production from the Company’s properties, economic conditions, the strategic goals of the business, costs of any phase of development or operational line at the Kellyton Graphite Plant and estimated construction and commissioning timelines and completion dates, the start date for the mining of the Coosa Graphite Deposit, and the Company’s anticipated cash burn rate and capital requirements. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” “target” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others:
•
the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium;

•
the effects, extent and timing of the entry of additional competition in the markets in which we operate;

•
our ability to obtain and maintain contracts or other agreements with customers;

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available sources and transportation of graphite feedstock;

•
the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton Graphite Plant;

•
the ability to construct and operate the Kellyton Graphite Plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives;

•
the effects of inflation, including labor shortages and supply chain disruptions;

•
rising interest rates and the associated impact on the availability and cost of financing sources;

•
the availability and supply of equipment and materials needed to construct the Kellyton Graphite Plant;

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stock price volatility;

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government regulation of the mining and manufacturing industries in the United States;

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unanticipated geopolitical, geological, processing, regulatory and legal or other problems we may encounter;

•
the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

•
any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the minerals;

•
our ability to finance growth plans;

•
our ability to obtain and maintain rights of ownership or access to our mining properties;

•
currently pending or new litigation or arbitration; and

•
our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

In addition, other factors are described in our Annual Report, and the other reports we file with the SEC. You should consider the risks described in the “Risk Factors” section of our most recent Annual Report and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.
Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth herein, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.
In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement might not occur.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and the risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement, any “free writing prospectus,” and the documents we incorporate by reference, in evaluating an investment in our securities. The impacts of the contingencies contemplated by these risks could materially adversely affect our business, financial condition or results of operations. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT WESTWATER RESOURCES, INC.
Westwater Resources, Inc., originally incorporated in 1977, is an energy technology company focused on developing battery-grade natural graphite materials through its two primary projects, the Kellyton Graphite Plant and the Coosa Graphite Deposit, both located in Coosa County, Alabama. Westwater expects the Kellyton Graphite Plant to process natural flake graphite and, based on current studies and estimates, produce 12,500 metric tons (“mt”) per year of CSPG in Phase I of the Kellyton Graphite Plant, primarily for use in lithium-ion batteries. Westwater also holds mineral rights to explore and potentially mine the Coosa Graphite Deposit, which Westwater anticipates will eventually provide natural graphite flake concentrate to the Kellyton Graphite Plant.
Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

IMPLICATIONS OF BEING A SMALLER-REPORTING COMPANY
We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and have reduced disclosure obligations regarding executive compensation, and if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital, or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
Common Stock
The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.
Our restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of August 23, 2024, there were 58,370,294 shares of our common stock issued and 58,370,133 shares of our common stock outstanding, all of which are fully paid and non-assessable. As of August 23, 2024, there were 649,345 shares of common stock issuable upon the exercise of outstanding options, 4,117,189 shares of common stock issuable upon the vesting of outstanding restricted stock units and 100,003 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended. As of such date, there were also 114,429 additional shares of common stock reserved for future issuance under our Employment Inducement Incentive Award Plan.
Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present.
There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.
Computershare Trust Company is the transfer agent and registrar for our common stock.
Our common stock is listed on the NYSE American under the symbol “WWR.”
Possible Anti-Takeover Effects of Delaware Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain provisions of Delaware law, our restated certificate of incorporation and amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Delaware Statutory Business Combinations Provision.   We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorized but Unissued Stock.   Our restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of August 23, 2024, there were 58,370,294 shares of our common stock issued and 58,370,133 shares of our common stock outstanding, all of which are fully paid and non-assessable. Our Board of Directors has the authority, without further approval of the stockholders and subject to certain restrictions imposed by NYSE American, to issue authorized but unissued shares, which issuances would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.
Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.   Our amended and restated bylaws, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act), requires, among other requirements: a stockholder to have given timely and proper notice thereof in writing to the Secretary of the Company; a stockholder to constitute an Eligible Holder and meet certain ownership requirements; a Stockholder Notice to include certain information about the proposing stockholders, Stockholder Associated Persons and proposed nominees; each proposed nominee to complete a written questionnaire with respect to the background and qualifications of such proposed nominee, in the form required by the Company; each proposed nominee to enter into a written representation and agreement in the form required by the Company; that a stockholder cannot include in a Stockholder Notice more proposed nominees for election as directors than the number of directors to be elected to the Board at the stockholders’ meeting to which that Stockholder Notice relates; that the Company may require any stockholder providing a Stockholder Notice with respect to a proposed nominee to furnish such other information (i) as may be reasonably required by the Company to determine the eligibility or suitability of such proposed nominee to serve as a director, or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee; and that a stockholder, at all times before and after the submission of a Stockholder Notice, comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, the requirements contained in Rule 14a-19 of the Exchange Act), as well as any interpretative guidance and/or requests from the Staff of the SEC, in connection with submitting a Stockholder Notice and taking any actions contemplated thereby. Defined terms used in but not defined in this provision shall have the meanings ascribed to such terms in the amended and restated bylaws. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.
Amendment of Bylaws.   Our Board of Directors is expressly authorized to alter or repeal our amended and restated bylaws.
Special Meetings of Stockholders.   Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.
Debt Securities
The debt securities will be our direct general obligations. The debt securities will be issued under an indenture which may be amended or supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and principal aggregate amount of the debt securities;

•
whether the debt securities will be secured or unsecured;

•
whether the debt securities are convertible or exchangeable into other securities;

•
the percentage or percentages of principal amount at which such debt securities will be issued;

•
the interest rates associated with such debt securities or the method for determining the applicable interest rates;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
the person to whom any interest on the debt securities will be payable;

•
the places where payments on the debt securities will be payable;

•
the maturity date;

•
redemption or early repayment provisions;

•
authorized denominations;

•
form;

•
amount of discount or premium, if any, with which such debt securities will be issued;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

•
the guarantors of each series, if any, and the extent of the guarantees, if any;

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any restriction or condition on the transferability of the debt securities;

•
the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

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the securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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the extent to which a secondary market for the securities is expected to develop;

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our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

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the law that will govern the indenture and debt securities; and

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additional terms not inconsistent with the provisions of the indenture.

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
Governing Law
The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Warrants
We may issue warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, debt securities, warrants or units. We may issue warrants independently or together any other securities being offered, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These may include the following, if applicable:
•
the title of the warrants;

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the offering price of the warrants;

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the aggregate number of the warrants;

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the designation and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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whether the warrants will be sold separately or with other securities as parts of units;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures;

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the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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redemption, repurchase, call or analogous provisions, if any, applicable to the warrants;

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anti-dilution provisions of the warrants, if any;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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a discussion of material federal income tax considerations; and

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any additional terms of the warrants, including terms, procedures, limitations and restrictions relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement.

We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Units
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
General
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus, including common stock, debt securities or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including, as applicable:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described herein;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

We may issue units in such amounts and in such number of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Securities — Common Stock,” “Description of Securities — Debt Securities” and “Description of Securities — Warrants” will apply to each unit, as applicable, and to any common stock, debt security and warrant comprising each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.
We may sell the securities offered under this prospectus, separately or together:
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to or through one or more underwriters, dealers or an underwriting syndicate, represented by one or more managing underwriters;

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to or through agents;

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directly to one or more purchasers, including our affiliates;

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in block trades;

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if indicated in the prospectus supplement, pursuant to delayed delivery contracts

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through negotiated transactions; or

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through any combination of any of these methods of sale.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:
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at a fixed price or prices, which may be changed from time to time;

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at market prices prevailing at the times of sale;

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at prices related to such prevailing market prices;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent into an existing trading market, on an exchange or otherwise; or

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at negotiated prices.

For each offering of securities, the prospectus supplement will describe:
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the plan of distribution;

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the terms of the offering;

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the names of any agents, dealers or underwriters;

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the name or names of any managing underwriter or underwriters;

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the securities exchanges on which the securities will be listed, if any;

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the purchase price of the securities;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any public offering price; and

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any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NYSE American or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Westwater Resources, Inc. (the “Company”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $50,000,000
Common Stock
PROSPECTUS SUPPLEMENT
H.C. Wainwright & Co.
March 21, 2025